================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                   FORM 8-K/A
                                (Amendment No. 1)
                                -----------------


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         COMMISSION FILE NO.: 001-16207


                         Date of Report: March 12, 2007

                            GS AGRIFUELS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                             98-0226479
--------------------------------------------------------------------------------
(State of other jurisdiction of                                (IRS Employer
incorporation or organization)                              Identification No.)


              One Penn Plaza, Suite 1612, New York, New York 10119
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (212) 994-5374
-------------------------------------------------------------------------------
               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Amendment No. 1

This amendment is being filed in order to include the financial statements of Sustainable Systems, LLC, the predecessor to Sustainable Systems, Inc. No other changes have been made to the text, nor has it been updated. Accordingly, the text is accurate as of the date on which it was originally filed.

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01       COMPLETION OF ACQUISITION OF ASSETS

On March 6, 2007, GS AgriFuels Corporation (the "Company") acquired about 85% of the outstanding capital stock of Sustainable Systems, Inc. ("Sustainable") for a total purchase price of about $12.6 million. Sustainable owns an oilseed crushing facility in Culbertson, Montana, and is in the business of producing and selling high oleic safflower, sunflower, canola and other high value vegetable oils. Sustainable is currently expanding its oilseed extraction and refining capability from 300 tons per day to 600 tons per day.

About $3.6 million of the purchase price was paid by the Company at closing in the form of the Company's common stock at a price of $4.50 per share (corresponding to 789,572 shares of Company common stock). The Company issued a $1.9 million note (the "Note") at the closing due in cash upon the completion and commissioning of Sustainable's current plant expansion, which is expected to be completed in the third quarter of 2008. The Company issued convertible debentures at the closing for $3.55 million due on the first anniversary of closing and another $3.55 million due on the second anniversary of the closing (collectively, the "Convertible Debentures"). The Note and the Convertible Debentures accrue interest at the rate of 5% per annum, which interest is to be paid on a pro-rated basis at each relevant maturity date.

The Convertible Debentures are convertible into Company common stock at the option of the holder any time after each of their respective maturity dates (the first and second anniversaries of closing) at a rate equal to the volume weighted average price of the Common Stock for the 20 trading days prior to any such date of conversion. The Convertible Debentures may be redeemed with cash by the Company at any time prior to conversion by the holder without penalty. The Company's obligations under the Note and the Convertible Debentures are secured by the Company's Sustainable common stock holdings.

In connection with its acquisition of Sustainable, the Company issued Sustainable's management and employees a total of 935,375 five-year performance based stock options exercisable into Company common stock according to the following summary schedule:

                  Options              Exercise Price
                  -------              --------------
                  534,500                   $    3.50
                  267,250                   $    7.00
                  133,625                   $   10.50

Prior to the acquisition, the Company held a 15% stake in Sustainable and Sustainable is now a wholly-owned subsidiary of the Company.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements:

Audited Financial Statements of Sustainable Systems,
LLC for the Year Ended
December 31, 2005........................................................... 4

Audited Financial Statements of Sustainable Systems,
LLC for the Year Ended
December 31, 2006.......................................................... 16

Pro Forma Financial Statements of GS AgriFuels Corporation................. 28


10.1 Share Purchase Agreement dated March 6, 2007 among GS AgriFuels and the shareholders of Sustainable Systems, Inc. (1)

10.2 Security Agreement dated March 6, 2007 between GS AgriFuels and the shareholders of Sustainable Systems, Inc. (1)

10.3 Form of Secured Promissory Note due upon completion and commissioning of Sustainable System, Inc.'s plant expansion issued to the shareholders of Sustainable Systems, Inc. (1)

10.4 Form of Secured Convertible Debenture due March 6, 2008 issued to the shareholders of Sustainable Systems, Inc. (1)

10.5 Form of Secured Convertible Debenture due March 6, 2009 issued to the shareholders of Sustainable Systems, Inc. (1)

10.6 Form of Option to Purchase Common Stock issued to Sustainable management and employees dated March 6, 2007. (1)
---------------------------------

(1) Previously filed.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  GS AGRIFUELS CORPORATION



Dated:  February 14, 2008         By:  /s/ Kevin Kreisler
                                   --------------------------
                                           Kevin Kreisler
                                           President and Chief Executive Officer

         REPORT OF INDEPENDENT REGISTERED PUBLIC COMPANY ACCOUNTING FIRM



To the Members of
 Sustainable Systems, LLC

We have audited the accompanying balance sheets of Sustainable Systems, LLC as of December 31, 2006 and 2005, and the related statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standard of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sustainable Systems, LLC as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                               /s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
 February 14, 2008


                            SUSTAINABLE SYSTEMS, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 2005


ASSETS:
Current assets:
   Cash ............................................................   $     1,273
   Accounts receivable, net of allowance for doubtful accounts of $0        28,478
   Inventory .......................................................     1,743,134
   Prepaid expenses ................................................        39,943
   Other current assets ............................................         6,911
                                                                       -----------
       Total current assets ........................................     1,819,739
                                                                       -----------
   Property and equipment, net .....................................     2,004,483
                                                                       -----------

   Restricted cash .................................................        63,585
    Deferred financing costs, net ..................................         9,583
                                                                       -----------
     Total other assets ............................................        73,168
                                                                       -----------
TOTAL ASSETS .......................................................   $ 3,897,390
                                                                       ===========
LIABILITIES AND MEMBER'S EQUITY (DEFICIENCY):
Current liabilities:
   Accounts payable ................................................   $ 1,450,431
   Accrued interest ................................................        15,169
   Accrued expenses ................................................       111,060
   Deferred grant revenue ..........................................        23,157
    Other current liabilities ......................................         1,090
    Installment debt, current portion ..............................       226,653
   Notes payable, current portion ..................................        43,209
                                                                       -----------
       Total current liabilities ...................................     1,870,769
                                                                       -----------

   Installment debt, net of current ................................     1,440,331
   Return on investment notes payable ..............................       124,052
    Notes payable, net of current ..................................       850,194
                                                                       -----------
       Total long term liabilities .................................     2,414,577
                                                                       -----------
TOTAL LIABILITIES ..................................................     4,285,346
                                                                       -----------

Members' equity (deficiency):
   Members' capital (deficit) ......................................      (500,398)
    Additional paid-in capital .....................................       112,442
                                                                       -----------
Total members' equity (deficiency) .................................      (387,956)
                                                                       -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIENCY) .................   $ 3,897,390
                                                                       ===========

                 The accompanying notes are an integral part of
                           the financial statements.

                                        5

                            SUSTAINABLE SYSTEMS, LLC
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005




Revenues ......................................   $ 175,644
Cost of revenues ..............................     105,943
                                                  ---------
     Gross profit .............................      69,701

Operating expenses:

   Selling, general and administrative expenses     327,380
   Salaries and wages                               121,314
   Professional fees                                159,298
                                                  ---------
Total operating expenses ......................     602,992
                                                  ---------

Operating loss ................................    (533,291)

Other income (expense):
   Amortization of financing costs ............        (417)
   Grant income ...............................       7,365
   Miscellaneous income .......................      21,039
   Gain on sale of asset ......................       1,325
   Interest income ............................       1,050
   Interest expense ...........................    (160,015)
                                                  ---------
     Total other expense, net .................    (129,653)
                                                  ---------

Loss before provision for income taxes ........    (662,944)
                                                  ---------

Provision for income taxes ....................        --
                                                  ---------

Net loss ......................................   $(662,944)
                                                  =========





                 The accompanying notes are an integral part of
                           the financial statements.



                             SUSTAINABLE SYSTEMS LLC
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2005


                                                                                Total
                                                     Members'    Additional    Members'
                                                     Capital      Paid-in      Equity/
                                                    (Deficit)     Capital    (Deficiency)
                                                   --------------------------------------
Balance at 1/1/05 ...............................   $(137,454)   $    --     $ (137,454)
                                                    =========    ==========   =========
     Members' investments .......................     300,000         --        300,000

        Warrants issued .........................        --         56,228       56,228

     Recognition of beneficial conversion feature        --         56,214       56,214

        Net loss                                     (662,944)        --       (662,944)
                                                    ---------    ---------     ---------

Balance at 12/31/05 .............................   $(500,398)   $ 112,442    $(387,956)
                                                    =========    =========     =========




                 The accompanying notes are an integral part of
                           the financial statements.


                            SUSTAINABLE SYSTEMS, LLC
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss .........................................................   $  (662,944)
Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:

   Depreciation and amortization .................................        26,114
   Amortization of debt discount .................................       112,442
   Gain on sale of equipment .....................................       (1,325)
Changes in assets and liabilities:
   Accounts receivable ...........................................       (27,302)
   Other current assets ..........................................        (6,912)

   Inventory .....................................................    (1,733,220)
   Prepaid expenses ..............................................       (39,943)
   Accounts payable ..............................................     1,450,432
   Deferred grant revenue ........................................        23,157
   Accrued Interest ..............................................        13,957
   Accrued expenses ..............................................        72,512
                                                                     -----------
       Net cash provided by (used in) operating activities .......      (773,032)
                                                                     -----------

CASH FLOWS FROM INVESTING ACTIVITIES

    Additions to and acquisitions of property, plant and equipment       (99,352)
    Cash paid for deposits .......................................      (192,286)
    Cash paid for deferred finance costs .........................       (10,000)
    Increase in cash placed under restriction ....................       (82,893)
    Cash released from restrictions...............................        19,308
                                                                     -----------
       Net cash provided by (used in) investing activities .......      (365,223)
                                                                     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds of long-term debt ...................................       883,850
    Repayments on long-term debt .................................       (57,309)
    Proceeds from member investments .............................       300,000
                                                                     -----------
       Net cash provided by (used in) financing activities .......     1,126,541
                                                                     -----------

Increase (decrease) in cash ......................................       (11,714)
Cash at beginning of year ........................................        12,987
                                                                     -----------
Cash at end of year ..............................................   $     1,273
                                                                     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid
$ ................................................................        32,404

Income taxes paid ................................................   $         0



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2005, the Company acquired $1,913,185 of property, plant and equipment by application of $192,286 in deposits paid and $1,720,899 in installment debt due to the seller.

                 The accompanying notes are an integral part of
                           the financial statements.

                                       8

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

1        DESCRIPTION OF BUSINESS

Sustainable Systems, LLC ("we," "our," "us," "Sustainable Systems," or the "Company") is a Limited Liability Company, formed in Montana on August 31, 2001. Sustainable Systems, LLC owns an oilseed crushing facility in Culbertson, Montana, and is in the business of producing and selling high oleic safflower, sunflower, canola and other high value vegetable oils. Sustainable Systems is currently expanding its oilseed extraction and refining capability from 300 tons per day to 600 tons per day.

On September 13, 2006, GS AgriFuels Corporation entered into a financing agreement with Sustainable Systems, LLC whereby AgriFuels would invest a total of $3,000,000 into the company for a 20% stake in the company. As of March 6, 2007, GS AgriFuels had acquired an approximately 15% interest through advances of $2,000,000, accounted for under the cost method.

On March 6, 2007, GS AgriFuels exchanged their 15% interest in Sustainable Systems, LLC for a 15% interest in Sustainable Systems, Inc. On March 6, 2007, GS AgriFuels then completed the acquisition of the remaining approximately 85% of the outstanding capital stock of Sustainable Systems, Inc. GS AgriFuels owns 100% of Sustainable Systems, Inc. which in turn owns 100% of the Sustainable Systems, LLC. (See Note 10).

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

References to the "FASB", "SFAS", and "SAB" herein refer to the "Financial Accounting Standards Board," "Statements of Financial Accounting Standards," and the "SEC Staff Accounting Bulletin," respectively.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition. Sustainable Systems, LLC has restricted cash of $63,585 with First Community Bank. The restricted cash represents insurance proceeds for damages sustained by one of the company's storage bins. The Bank has a lien on the facility and thus the funds are restricted and released as the repairs occur.

REVENUE RECOGNITION

We recognize revenue from the sale of seed commodity when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customers, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible. Our sales terms are FOB shipping point or destination depending on customer preference. The oil seed crushing facility recognizes revenue when the product is shipped to the customer via truck, railcar or customer pickup and the other criteria noted above are met.

RECEIVABLES AND CREDIT CONCENTRATION

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Accounts receivable in excess of 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices.

INVENTORIES

Inventory at the oilseed crush facility consists of seed commodity at the various stages of manufacture and is stated at the lower of cost or market, with cost being determined at average cost under a process-costing system. The commodity is valued based on the standard grower production contract plus the cost of crushing the seed. A physical inventory is performed monthly by measuring levels in the tanks and bins during each stage. The entire seed commodity is weighed on a scale that is state certified as it comes into the plant and as it leaves the plant in its final stage. The total Inventory at December 31, 2005 of $1,743,133 consisted of $1,716,334 in Raw Materials, $0 in Work in Progress, $21,425 in Supplies and $5,374 in Finished Goods.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

FINANCIAL INSTRUMENTS

The carrying value of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term. The carrying values of Sustainable's long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to Sustainable.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the life of the lease or their useful lives. The Company uses the straight line method for depreciation and depreciates its vehicles over a five year period, equipment over a 3-18 year period and lease hold improvements over a 15-20 year period. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal, and repair and maintenance expenditures that do not extend the useful life of the asset are expensed as incurred. Property, plant and equipment are stated at cost. Expenditures for major renewals, repairs and improvements which extend the life or usefulness of the asset are capitalized.

3         PROPERTY AND EQUIPMENT

During the year ended December 31, 2005, the Company acquired $1,913,185 of property, plant and equipment by application of $192,286 in deposits paid and $1,720,899 in installment debt under an Installment Sale and Purchase Agreement with Sheridan Electric Co-op (see Notes 4 and 7).

Property, plant and equipment consist of the following at December 31, 2005:

Land ............................   $    12,764
Buildings .......................       839,082
Machinery & Equipment ...........     1,074,141
Construction in Progress
                                         70,404
Office Equipment ................        32,791
Plant  Improvements .............         6,423
                                    -----------
                                      2,035,605
Less accumulated depreciation ...       (31,122)
                                    -----------
Net property, plant and equipment   $ 2,004,483
                                    ===========

For the year ended  December 31, 2005,  construction  in progress on the Montola
plant  and  the   decorticator   totaled  $22,095  and  $47,500,   respectively.
Depreciation expense for the year ended December 31, 2005 was $25,697.

4    FINANCING ARRANGEMENTS

The following is a summary of Sustainable System's financing arrangements as of December 31, 2005

Short Term Note-Payables
            Short term notes payable.........................................$  19,912
            Current Portion of Long Term Notes Payable......................... 23,297
            Current Portion of Installment Debt................................226,653
                                  Total Short Term Debt........................269,862

Return on Investment Notes Payable
            Montana Department of Agriculture 0350764..........................$46,000
            Montana Department of Agriculture 0450785 ..........................50,000
            Montana Department of Agriculture 0250714...........................28,052

Long Term Notes Payable
            Great Northern Development 0703...................................$104,573
            Great Northern Development 0336....................................745,621


Long Term Installment Debt
            Installment Debt (expected to be refinanced)....................$1,440,331
                                      Total Long Term Debt..................$2,414,577

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

SHORT TERM NOTES

In October 2002, the Company issued a Promissory Note in the amount of $15,000 to a former member in settlement of a Disassociation Agreement with the LLC. The note accrues interest at 7.5% and is currently in default. The balance due at December 31, 2005, including accrued interest, was $15,312.

During the year ended December 31, 2005, the Company also issued a demand note in the amount of $4,600, which accrues interest at 5%.

RETURN ON INVESTMENT NOTES PAYABLE - MONTANA DEPARTMENT OF AGRICULTURE

The three notes payable to the Montana Department of Agriculture have a maturity date of March 11, 2011 and carry an interest rate of 5.75% as of December 31, 2005. These notes were issued by the Montana Agriculture Development Council under Return On Investment Agreements, numbers 0250714, 0350764, and 0450785. A return on investment (ROI) pursuant to these agreements is an award of money with the expectation that all or a part of the money will be repaid after a deferral period. No payments are required, and no interest is accrued during the initial time period. After the deferral period, the award recipient repays the investment plus interest over a remaining period (up to seven years). As of December 31, 2005, all three notes were in the deferral period with expected deferral of interest and payments until February 2006. The deferral periods were subsequently extended and the notes were further modified with regard to interest and subordination (see Note 10). ROI note number 0450785 is secured by a lien on specific equipment including pumps, blending vessels, storage bins and a solvent recovery system.

LONG TERM NOTES PAYABLE GREAT NORTHERN DEVELOPMENT

The note payable to Great Northern Development 0703 in the amount of $113,491 matures on November 15, 2020 and accrues interest at 6%. The note is secured by a second lien position on the accounts receivable and inventory. The note is also personally guaranteed by Paul Miller, the Managing Member of Sustainable Systems, LLC..

The note payable to Great Northern Development 0336 in the amount of $760,000 matures on November 15, 2010 and accrues interest at 5%. Payments are interest only for the first 12 months (through November 2006). The note is secured by a third lien position on the accounts receivable and inventory. The note is also personally guaranteed by Paul Miller, the Managing Member of Sustainable Systems, LLC, and his spouse. Subsequent to year-end, the note was modified to reduce certain minimum payments (see Note 10).

INSTALLMENT DEBT

Sustainable Systems and Sheridan Electric Co-operative ("Sheridan Electric Co-op) signed an Installment Sale and Purchase Agreement on September 30, 2005. Pursuant to the terms of the purchase, the Company is currently making payments equal to the minimum monthly mortgage payment obligations of the Seller from the underlying mortgage on the premises and property ($28,128 per month) The underlying mortgage currently accrues interest at 7.68%. The Company expects to refinance this obligation (see Note 7).

CONVERTIBLE DEBENTURES

In March 2005, the Company issued convertible debentures totaling $300,000 to two investors. The debentures bore interest at 4% per annum (compounded monthly) and were due at the earlier of the receipt by the Company of $5 million in financing or December 31, 2005. The principal and any accrued interest were convertible at the holder's option into Class A Preferred shares of membership interests at a rate of $0.5714 per share. The debentures also provided default interest at 12% and a company option to redeem prior to maturity. The holders also received warrants for the purchase of 125,000 shares of membership interests at an exercise price of $0.75 per share. The warrants were vested and exercisable immediately and have an expiration date of March 2015. The Company determined that the conversion option on the debt contained a beneficial conversion feature and recorded a debt discount for the intrinsic value of the beneficial conversion feature ("BCF") and for the fair value of the underlying warrants. The values of the warrants were calculated using the Black-Scholes valuation model allocated to the debt based on the relative fair values. The stated conversion price was utilized for the value of membership interests since there was no other established value for membership interests at the time of issuance. The value of the warrants and BCF were $56,228 and $56,213, respectively, and were amortized to interest expense during the year ended December 31, 2005. These notes were assigned to two individuals in November 2005.

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

Due to a dispute between the Company and the parties that introduced the original investors, the Company entered into a Settlement, Mutual Release and Confidentiality Agreement with all parties involved in December 2005. As consideration for the settlement and mutual releases, the debenture holders paid $8,000 to the Company and were required to convert the debentures into a total of 525,000 Preferred Class A shares of membership interests. The debentures were therefore fully converted as of December 31, 2005 (into Preferred Class A shares
- see Note 9).

The Company's aggregate debt service obligations at December 31, 2005 are shown in the following table:

The following chart is presented to assist the reader in analyzing Sustainable Systems' ability to fulfill its fixed debt service requirements of December 31, 2005 and Sustainable Systems' ability to meet such obligations:

                                                      Amount
                                                 ------------
2006                                              $  269,862
2007                                                 426,951
2008                                               1,394,777
2009                                                 205,644
2010                                                 198,771
Thereafter                                           188,434
                                                  ----------
Total minimum payments due under current
 and long-term obligations                        $2,684,439
                                                  ==========

5    RELATED PARTY TRANSACTIONS

Paul Miller, the President and Chief Executive Officer, is the sole Managing Member who owned 66.37% of Sustainable Systems As of December 31, 2005. Mr. Miller was paid $25,750 in salary and compensation for consulting services during the year ended December 31, 2005.

Neil Turnbull is the Plant Manager of the crush operations in Culbertson, MT. He was paid $20,470 in salary during the year ended December 31, 2005. Sustainable Systems and Mr. Turnbull entered into a Safflower Production Contract whereby Sustainable Systems agreed to purchase Mr. Turnbull's entire safflower crop production at a price of $0.15 per pound. The Company purchased $24,163 of seed crop during the year ended December 31, 2005, which is included in inventory and accounts payable at December 31, 2005.

David Bjornson, the Company's General Counsel, was an original Member who owned 6.78% of Sustainable Systems as December 31, 2005. Mr. Bjornson is under retainer to provide corporate legal services to the Company. The Company incurred $53,322 in attorney fees from Mr. Bjornson during the year ended December 31, 2005. The Company owed $60,719 in legal fees to Mr. Bjornson at December 31, 2005.

Mr. Scott Chaykin, was an original Member who owned 2.91% of Sustainable Systems as of December 31, 2005. Mr. Chaykin was retained as a consultant to the Company and continues to provide financial and other corporate services. The Company incurred $15,000 in consulting fees from Mr. Chaykin during the year ended December 31, 2005. The Company owed $13,500 in consulting fees to Mr. Chaykin at December 31, 2005.

David Max, the Company's Marketing and Sales Manager, was an original member who owned 14.11% of Sustainable Systems as of December 31, 2005. Mr. Max was paid $15,950 in salary and compensation for consulting services during the year ended December 31, 2005.

Mr. John Sheldon, an original Member who owned 4.85% of Sustainable Systems as of December 31, 2005, was retained as a consultant to the Company for monthly fees of $2,000 in 2005. The Company incurred $2,000 in consulting fees from Mr. Sheldon during the year ended December 31, 2005, which were due at December 31, 2005. The consulting agreement was cancelled in March 2006.

6    GOVERNMENT GRANTS

In November 2005, Sustainable Systems was awarded a $100,000 grant for the research and development of a hydraulic fluid technology from Montana grown oil seed crops from the Montana Board of Research and Commercialization Technology (MBRCT). The grant provides funding to the Company for the development or commercialization of new technology resulting from the grant within the State of Montana. The Company agrees to use the funds to develop the hydraulic fluid project, and create the agro-economics necessary to begin processing seed varieties needed to produce the Company's BioSeal product. As of December 31, 2005, the Company had received $25,000 in grant funds and incurred $1,843 in grant expenditures, resulting in deferred grant revenue of $23,157 at December 31, 2005.

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

In November 2005, Sustainable Systems was awarded a $100,000 grant from the Montana Department of Commerce under a Workforce Investment Act contract. Under the contract, the Company may use the funds to train up to twenty employees over a twenty-four month period beginning September 21, 2005 and ending August 21, 2007 to help train workers in workplace orientation, job-specific development, workplace safety and workplace production. As of December 31, 2005, the Company had incurred $5,522 in grant expenditures recorded as grant revenues for the year then ended.

In May 2005, one of the Company's current creditors, Great Northern Development Corporation ("GNDC"), was granted $50,000 from the Montana Department of Agriculture under the Montana Growth Through Agriculture (GTA) Program to obtain consulting services to provide permit, design and engineering support for new oil-seed crush equipment at the plant in Culbertson, MT. The plant was owned at the time by Sheridan Electric Co-op and later purchased by the Company (see Note
7). Subsequent to year-end, GNDC agreed to contract with the Company towards the development of a new hexane solvent plant (see Note 10).

7    COMMITMENTS AND CONTINGENCIES

Sustainable Systems and Sheridan Electric Co-op signed an Installment Sale and Purchase Agreement on September 30, 2005. Under the agreement, the Company acquired $1,913,185 of property, plant and equipment by application of $192,286 in deposits paid and the assumption of $1,720,899 in installment debt equal to the mortgage obligation of the seller, which must be fully paid off or refinanced by the Company by the end of the primary term (through October 31, 2006 or the end of any additional option periods. Sustainable Systems occupied the plant on October 1, 2005. To ensure payment of the installment debt, the deposits paid by the Company are non-refundable and the seller shall not deliver title to the premises and the personal property until the debt is fully paid off or refinanced. In 2006 and under the terms of the Installment Sale and Purchase Agreement, Sustainable Systems exercised two six month option periods to extend the refinance period to September 30, 2007. On September 23, 2007 Sustainable Systems and Sheridan Electric Co-op executed a letter agreement extending the refinancing period to December 31, 2007. On November 7, 2007 Sustainable Systems executed a letter agreement extending the refinance period to March 31, 2008. All the terms and conditions under the Installment Sale and Purchase Agreement remain as is under the extended refinance periods.

In mid-2005, a significant wind storm caused damage to the plant that the Company purchased in October 2005. The Company received insurance proceeds of $82,893 during the year ended December 31, 2005 due to the property losses incurred. The funds were deposited into the Company's account and First
Community Bank and are restricted for use in repair and replacement of the damaged property. The Company had incurred $19,308 in expenditures during the year, causing this amount of cash to be released from restrictions. Restricted cash at December 31, 2005 was $63,585.

On November 8, 2005 the Company entered into a six month Tenant Lease Agreement with the Montana Technology Enterprise Center (MonTEC) for property located at 1121 East Broadway, Suite #107, Missoula, Montana for 290 square feet of space. The lease ends on May 31, 2006 and is for six payments of $385. The lease may be renewed at the discretion of the Landlord for a period not to exceed 24 months unless additional renewals are authorized by the MonTEC Board of Directors.

8    INCOME TAXES

Sustainable Systems, LLC is a limited liability company. As such, income taxes are passed through to the members. As a result, Sustainable Systems, LLC does not record any tax asset or income tax liability.

9    MEMBERSHIP INTERESTS

At December 31, 2005, membership interests consisted of Preferred Class A shares of membership interests and regular membership interests. The Preferred Class A members are entitled to a priority distribution in liquidation over any other members other than other preferred members admitted in the future.

10   SUBSEQUENT EVENTS


On January 17, 2006, Sustainable Systems, LLC entered into a line of credit agreement with First Community Bank in the amount of up to $500,000. Any outstanding balances will accrue interest at the rate of 2% above prime, or 9.25% per year at December 31, 2005 and is to be repaid out of the proceeds of inventory sales, which will be directed to a lockbox. This debt facility matures on December 31, 2006. The debt is secured by a lien on all inventory, chattel paper, general intangibles, deposit accounts and contracts.

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

On February 15, 2006, Sustainable Systems, LLC signed a note payable with Great Northern Development in the amount of $300,000. The note payable accrues interest at the rate of 6% per year and matures on January 15, 2016. Monthly payments of principal and interest, which were to be $3,300 beginning in March 2006, were reduced to $1,800 per month and deferred until April 2007 based on a modification in May 2006. The note is secured by a second lien position on accounts receivable and inventory and is personally guaranteed by Paul Miller, President and Managing Member of Sustainable Systems.

In March 2006, the ROI notes payable were modified to provide a change in the accruing interest rate to 3%, to grant an extension of the deferral period so that payments would begin in March 2011 (extending maturity to March 2016), and to provide consideration of the notes as subordinated debt to any lender that requires a priority position for five years.

In May 2006, GNDC hired contractors for the related consulting and engineering services under the GTA grant (see Note 6). During 2006, as a sub-recipient of the grant funds, the Company utilized the funds to offset $10,000 for services incurred and $40,000 for fees and other expenses related to the demolition of the existing solvent plant.

In September 2006, a license agreement between the company that formerly occupied the plant in Culbertson, MT, Montola Growers, Inc., and Montana State University was assigned to the Company. The license relates to planting seed varieties that the Company has the right to market, and the related trade names. The license rights were assigned for no additional consideration. The Company is obligated for royalty payments beginning in 2006 and license maintenance fees beginning in 2008.

On September 13, 2006, GS AgriFuels Corporation ("GS AgriFuels") entered into a financing agreement with the Company whereby GS AgriFuels would invest a total of $3,000,000 into the Company for approximately a 20% stake in the Company. As of March 6, 2007, GS AgriFuels had acquired an approximately 15% interest through advances of $2,000,000.

On September 28, 2006, the Company was awarded a $700,000 Workforce Innovation in Regional Economic Development (WIRED) grant from the Montana Department of Commerce (MDOC). This grant reimburses the Company for expenses related to training employees in gaining skills and competencies needed to obtain or upgrade employment skills in high growth industries or economic sectors. The Company is required to provide to the MDOC detailed documentation regarding the projected training costs, a hiring and training plan as well as a commitment to provide the resources necessary for the completion of the training project.
Sustainable Systems will not obligate or utilize funds for any activities provided for by the grant until the Company submits evidence to MDOC showing evidence of the firm commitment of the other resources necessary for the completion of the project per the WIRED application that was approved by MDOC. All project funding had to be fully committed and available and the project had to be ready to proceed within nine months of the award of the grant (in April
2007). MDOC will evaluate Sustainable System's progress a year from the contract date.

In January 2007, the note payable to Great Northern Development 0336 was modified to provide for a reduction in the minimum monthly payments on the note from $17,502 to $7,500 beginning in January 2007. The accumulated interest and principal is still due at maturity.

Also in January 2007, the Company entered into a revolving line of credit with First Community Bank for up to $300,000. Outstanding balances will bear interest at prime plus 2% and this credit facility had a maturity date of April 1, 2007.

On February 5, 2007, the Company entered into an inventory financing agreement for $1,800,000 with American State Bank. The Agreement allows American State Bank a security interest in all inventory and any accounts acquired after the agreement was signed. The Agreement accrues interest at a rate of 10% per annum, with a default interest rate of prime plus 6%. Monthly payments consist only of interest as of June 30, 2007 and Sustainable began making payments toward the principal in May 2007. All amounts of principal and interest remaining were due on September 1, 2007 and have been paid in full.

On March 6, 2007, members of Sustainable Systems, LLC converted their membership interests in Sustainable Systems, LLC, on a one for one basis, to common stock in Sustainable Systems, Inc. Concurrently, on March 6, 2007, GS AgriFuels completed the acquisition of the remaining approximately 85% of the outstanding capital stock of Sustainable Systems, Inc. Sustainable Systems, Inc. was incorporated in Montana on April 2, 2007. Upon the close of the transaction, Sustainable Systems, LLC became a pass through sole member LLC with Sustainable Systems, Inc. as the sole member and with Sustainable Systems, Inc. as a wholly owned subsidiary of GS AgriFuels,

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

Inc. At the time of close there were three warrant holders of record in Sustainable Systems, LLC. At the time of closing, two of these warrant holders exercised their rights to convert warrants for membership interests in Sustainable Systems, LLC to common stock in Sustainable Systems, Inc. The total negotiated purchase price was $12,657,093, to be paid as follows: $100,000 in a short term note payable, notes payable issued to the sellers for $1,900,000, two convertible debenture issued to the sellers totaling $7,104,018, and $3,553,075 in GS AgriFuels' common stock at an agreed upon fair value of $4.50 per share. The $1.9 million note is due upon the completion and commissioning of Sustainable's current plant expansion. The two $3.55 million debentures are due on the first anniversary of the closing and the second anniversary of the closing, respectively.

On June 4, 2007, Sustainable Systems, Inc. issued an unsecured demand promissory note in the amount of $250,000 with Sheridan Electric Co-op in exchange for the same amount of pre-existing accounts payable to the holder. The note accrues interest at a rate of 6% per annum. Monthly payments are due in the amount of $1,500 starting June 1, 2007 and shall continue until March 1, 2010.

On January 18, 2008, Sustainable Systems and Northland Networks Inc. ("Northland") signed a Summary of Proposed Loan Terms letter whereby Northland will use their best efforts to obtain financing to be used to refinance the installment debt (See Note 4) as well as providing funding for the expansion of the Montola facility. Under the proposal, Northland proposes to provide a note payable of approximately $9.8 million. The note would be comprised of a real estate note payable and an equipment note payable. The real estate note would accrue interest at prime plus 2% for the first year, interest would be fixed at prime plus 1.5% for the next 4 years and have a fixed rate of prime plus 1.5% for the remaining term The equipment note would accrue interest at prime plus 1.5% for the first year, interest would be fixed at prime plus 1.5% for the next 4 years and have a fixed rate of prime plus 1.5% for the remaining term. The notes would be guaranteed by various assets of the Company to be determined later.

         REPORT OF INDEPENDENT REGISTERED PUBLIC COMPANY ACCOUNTING FIRM



To the Members of
 Sustainable Systems, LLC

We have audited the accompanying balance sheets of Sustainable Systems, LLC as of December 31, 2006 and 2005, and the related statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standard of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sustainable Systems, LLC as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                                     /s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
February 14, 2008



                            SUSTAINABLE SYSTEMS, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 2006

ASSETS:
Current assets:
   Cash ............................................................   $   167,670
   Accounts receivable, net of allowance for doubtful accounts of $0       192,098
   Inventory .......................................................     2,962,405
   Prepaid expenses ................................................        74,993
   Other current assets ............................................        23,417
                                                                       -----------
       Total current assets ........................................     3,420,583
                                                                       -----------

   Property and equipment, net .....................................     3,204,767

   Restricted cash .................................................        21,113
   Deferred financing costs, net ...................................         8,584
                                                                       -----------
       Total other assets ..........................................        29,697
                                                                       -----------
TOTAL ASSETS .......................................................   $ 6,655,047
                                                                       ===========

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities:
   Accounts payable ................................................   $ 2,070,079
   Accrued interest ................................................        43,443
   Accrued expenses ................................................        32,911
   Deferred grant revenue ..........................................        14,451
   Installment debt, current portion ...............................       243,395
   Notes payables, net of current portion ..........................       577,428
                                                                       -----------
     Total current liabilities .....................................     2,981,707
                                                                       -----------

   Return on investment notes payable ..............................       124,052
   Installment debt, net of current ................................     1,195,448
   Notes payable, current portion ..................................     1,125,312
                                                                       -----------
     Total long term liabilities ...................................     2,444,812
                                                                       -----------
TOTAL LIABILITIES ..................................................     5,426,519

Members' equity:
   Members' capital ................................................     1,116,086
    Additional paid-in capital .....................................       112,442
                                                                       -----------
Total members' equity ..............................................     1,228,528
                                                                       -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY ..............................   $ 6,655,047
                                                                       ===========



                 The accompanying notes are an integral part of
                           the financial statements.

                                       17

                            SUSTAINABLE SYSTEMS, LLC
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2006


Revenues ......................................   $ 3,524,610
Cost of revenues ..............................     3,671,025
                                                  -----------
     Gross profit .............................      (146,415)

Operating expenses:

   Selling, general and administrative expenses       393,254
   Salaries and wages                                 389,923
   Professional fees                                  286,679
                                                  -----------
Total operating expenses ......................     1,069,856
                                                  -----------

Operating loss ................................    (1,216,271)

Other income (expense):
   Amortization of financing costs ............        (1,000)
   Grant income ...............................       116,135
   Miscellaneous income .......................        12,592
   Gain on sale of asset ......................           (80)
   Interest income ............................         1,576
   Interest expense ...........................      (214,737)
                                                  -----------
     Total other expense, net .................       (85,514)
                                                  -----------

Loss before provision for income taxes ........    (1,301,785)
                                                  -----------

Provision for income taxes ....................          --
                                                  -----------

Net loss ......................................   $(1,301,785)
                                                  ===========




                 The accompanying notes are an integral part of
                           the financial statements.


                            SUSTAINABLE SYSTEMS, LLC
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2006


                                                                               Total
                                                             Additional       Members'
                                        Members' Capital   Paid-in Capital     Equity
                                        -----------------------------------------------
Balance at 1/1/06 .....................   $  (500,398)   $   112,442      $  (387,956)
                                          ============================================
    Membership interests to settle debt       113,269           --            113,269
    Membership interests for services .       125,000           --            125,000
    Member cash investments ...........     2,680,000           --          2,680,000
        Net loss ......................    (1,301,785)          --         (1,301,785)
                                          -------------------------------------------
Balance at 12/31/06 ...................   $ 1,116,086   $    112,442       $1,228,528
                                          ===========================================





                 The accompanying notes are an integral part of
                           the financial statements.


                            SUSTAINABLE SYSTEMS, LLC
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss .........................................................   $(1,301,785)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
   Depreciation and amortization .................................        90,525
   Reserve for inventory spoilage ................................         9,102
   Equity-based compensation .....................................       105,903
 Changes in assets and liabilities:
   Accounts receivable ...........................................      (163,620)
   Other current assets .........................................        (16,505)

    Inventory ....................................................    (1,228,373)
    Prepaid expenses .............................................       (15,953)
    Accounts payable .............................................       619,646
    Deferred grant revenue .......................................        (8,706)
    Accrued interest .............................................        28,274
    Other current liabilities ....................................        (1,090)
    Accrued expenses .............................................        35,119
                                                                      ----------
       Net cash provided by (used in) operating activities .......    (1,847,463)
                                                                      ----------

CASH FLOWS FROM INVESTING ACTIVITIES

    Additions to and acquisitions of property, plant and equipment      (209,994)
    Increase in cash placed under restriction ....................       (27,383)
    Cash released from restrictions ..............................        69,855
    Construction in progress......................................    (1,079,814)
                                                                      ----------
       Net cash provided by (used in) investing activities .......    (1,247,336)
                                                                      ----------

   CASH FLOWS FROM FINANCING ACTIVITIES

    Repayment of long-term debt ..................................    (1,028,449)
    Proceeds of long-term debt ...................................     1,609,645
    Proceeds from member investments .............................     2,680,000
                                                                      ----------
Net cash provided by (used in) financing activities ..............     3,261,196
                                                                      ----------


Increase (decrease) in cash ......................................       166,397
Cash at beginning of year ........................................         1,273
                                                                      ----------
Cash at end of year ..............................................   $   167,670
                                                                      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid $ ..................................................       186,463

Income taxes paid ................................................   $       --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2006, the Company settled $113,269 in debt by issuance of membership interests. In addition, the Company issued $125,000 in membership interests for services to be performed. At December 31, 2006, $19,097 was the prepaid portion of this equity-based compensation.


                 The accompanying notes are an integral part of
                           the financial statements.

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

1        DESCRIPTION OF BUSINESS

Sustainable Systems, LLC("we," "our," "us," Sustainable Systems," or the "Company") is a Limited Liability Company that was formed in Montana on August 31, 2001. Sustainable Systems, LLC owns an oilseed crushing facility in Culbertson, Montana, and is in the business of producing and selling high oleic safflower, sunflower, canola and other high value vegetable oils. Sustainable Systems is currently expanding its oilseed extraction and refining capability from 300 tons per day to 600 tons per day.

On September 13, 2006, GS AgriFuels Corporation entered into a financing agreement with Sustainable Systems, LLC whereby AgriFuels would invest a total of $3,000,000 into the company for a 20% stake in the company. As of March 6, 2007, GS AgriFuels had acquired an approximately 15% interest through advances of $2,000,000, accounted for under the cost method.

On March 6, 2007, GS AgriFuels exchanged their 10% interest in Sustainable Systems, LLC for a 15% interest in Sustainable Systems, Inc. On March 6, 2007, GS AgriFuels then completed the acquisition of the remaining approximately 85% of the outstanding capital stock of Sustainable Systems, Inc. GS AgriFuels owns 100% of Sustainable Systems, Inc. which in turn owns 100% of the Sustainable Systems, LLC. (see Note 10).

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

References to the "FASB", "SFAS", and "SAB" herein refer to the "Financial Accounting Standards Board," "Statements of Financial Accounting Standards," and the "SEC Staff Accounting Bulletin," respectively.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition. Sustainable Systems, LLC has restricted cash of $21,113 with First Community Bank. The restricted cash represents insurance proceeds for damages sustained by one of the company's storage bins. The Bank has a lien on the facility and thus the funds are restricted and released as the repairs occur.

REVENUE RECOGNITION

We recognize revenue from the sale of seed commodity when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customers, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible. Our sales terms are FOB shipping point or destination depending on customer preference. The oil seed crushing facility recognizes revenue when the product is shipped to the customer via truck, railcar or customer pickup and the other criteria noted above are met.

RECEIVABLES AND CREDIT CONCENTRATION

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Accounts receivable in excess of 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices

INVENTORIES

Inventory at the oilseed crush facility consists of seed commodity at the various stages of manufacture and is stated at the lower of cost or market, with cost being determined at average cost under a process-costing system. The commodity is valued based on the standard grower production contract plus the cost of crushing the seed. A physical inventory is performed monthly by measuring the levels in the tanks and bins during each stage. The entire seed commodity is weighed on a scale that is state certified as it comes into the plant and as it leaves the plant in its final stage. The total Inventory at December 31, 2006 of $2,962,405 consisted of $2,218,138 in Raw Materials, $433,755 in Work in Progress, $59,982 in Supplies and $259,632 in Finished Goods and ($9,102) for allowance for loss/spoilage .

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

FINANCIAL INSTRUMENTS

The carrying value of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term. The carrying values of Sustainable's long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to Sustainable.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the life of the lease or their useful lives. The Company uses the straight line method for depreciation and depreciates its vehicles over a five year period, equipment over a 3-18 year period and lease hold improvements over a 15-20 year period. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal, and repair and maintenance expenditures that do not extend the useful life of the asset are expensed as incurred. Property, plant and equipment are stated at cost and include amounts capitalized under capital lease obligations. Expenditures for major renewals, repairs and improvements which extend the life or usefulness of the asset are capitalized.

3         PROPERTY AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2006:

Land ........................   $    12,764
Buildings ...................       839,082
Machinery & Equipment .......     1,284,266
Construction in Progress
                                  1,150,219
Office Equipment ............        31,941
Plant  Improvements .........         6,423
                                -----------
                                  3,324,695
Less accumulated depreciation      (119,928)
                                -----------
Net fixed assets ............   $ 3,204,767
                                ===========

For the year ended December 31, 2005, construction in progress additions on the Montola plant and the decorticator totaled $1,078,289 and $1,525, respectively. Depreciation expense for the year ended December 31, 2006 was $89,525, including $83468 in cost of goods sold.

4    FINANCING ARRANGEMENTS

The following is a summary of Sustainable System's financing arrangements as of December 31, 2006:

Short Term Debt
            Short term notes payable .......................................................$       513,523
            Current Portion of Long Term Notes Payable......................................         63,905
            Current Portion of Installment Debt.............................................        243,395
                                  Total Short Term Debt   ..................................$       820,823
Return on Investment Notes Payable
            Montana Department of Agriculture 0350764 ......................................$        46,000
            Montana Department of Agriculture 0450785 ......................................         50,000
            Montana Department of Agriculture 0250714   ....................................         28,052
Long Term Notes Payable
            Great Northern Development 0703 ................................................$       135,352
            Great Northern Development 0336.................................................        692,715
            Great Northern Development 0341.................................................        297,245
Long Term Installment Debt
            Installment Debt (expected to be refinanced)....................................$     1,195,448
                                        Total Long Term Debt................................$     2,444,812


                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

SHORT TERM NOTE PAYABLE FIRST COMMUNITY BANK - INVENTORY FINANCING

On January 17, 2006 Sustainable Systems, LLC entered into a line of credit agreement with First Community Bank in the amount of up to $500,000. Any outstanding balances will accrue interest at the rate of 2% above prime, or 10.25% per year at December 31, 2006 and is to be repaid out of the proceeds of inventory sales, which will be directed to a lockbox. This debt facility matured on December 31, 2006. The debt agreement was modified to extend the maturity to April 1, 2007 and forgive accrued interest of $23,554. The debt is secured by a lien on all inventory, chattel paper, general intangibles, deposit accounts and contracts. The outstanding balance as of December 31, 2006 was $499,016.

SHORT TERM NOTES - OTHER

In October 2002, the Company issued a Promissory Note in the amount of $15,000 to a former member in settlement of a Disassociation Agreement with the LLC. The note accrues interest at 7.5% and is currently in default. The balance due at December 31, 2006, including accrued interest, was $9,907.

As of December 31, 2006, the Company was party to a demand note in the amount of $4,600, which accrues interest at 5%.

RETURN ON INVESTMENT NOTES PAYABLE - MONTANA DEPARTMENT OF AGRICULTURE

The three notes payable to the Montana Department of Agriculture have a maturity date of March 6, 2016 and carry an interest rate of at 3% as of December 31, 2006. These notes were issued by the Montana Agriculture Development Council under Return On Investment Agreements, numbers 0250714, 0350764, and 0450785. A return on investment (ROI) pursuant to these agreements is an award of money with the expectation that all or a part of the money will be repaid after a deferral period. No payments are required, and no interest is accrued during the initial time period. After the deferral period, the award recipient repays the investment plus interest over a remaining period (up to seven years). As of December 31, 2006, all three notes were in the payment deferral period with expected deferral of payments until March 2011. The State of Montana has provided consideration of the notes as subordinated debt to any lender that requires a priority position for five years. ROI note number 0450785 is secured by a lien on specific equipment including pumps, blending vessels, storage bins and a solvent recovery system.

LONG TERM NOTE-PAYABLES GREAT NORTHERN DEVELOPMENT

The note payable to Great Northern Development 0703 in the amount of $142,556 matures on November 15, 2020 and accrues interest at 6%. The note is secured by a second lien position on the accounts receivable and inventory. The note is also personally guaranteed by Paul Miller, the President of Sustainable Systems, LLC. During the year, the Company received an additional $47,547 in proceeds related to this debt.

The note payable to Great Northern Development 0336 in the amount of $760,000 matures on November 15, 2010 and accrues interest at 6%. %. Payments were interest only for the first 12 months (through November 2006). The note is secured by a third lien position on the accounts receivable and inventory. The note is also personally guaranteed by Paul Miller, the President of Sustainable Systems, Inc., and his spouse. Subsequent to year-end, the note was modified to reduce certain minimum payments (see Note 10).

The note payable to Great Northern Development 0341 in the amount of $300,000 matures on January 15, 2016 and accrues interest at 6%. Monthly payments of principal and interest, which were to be $3,300 beginning in March 2006, were reduced to $1,800 per month and deferred until April 2007 based on a modification in May 2006. The note is secured by a second lien position on the accounts receivable and inventory. The note is also personally guaranteed by Paul Miller, the President of Sustainable Systems.

INSTALLMENT DEBT

Sustainable Systems and Sheridan Electric Co-operative ("Sheridan Electric Co-op) signed an Installment Sale and Purchase Agreement on September 30, 2005. Pursuant to the terms of the purchase, the Company is currently making payments equal to the minimum monthly mortgage payment obligations of the Seller from the underlying mortgage on the premises and property ($28,128 per month) The underlying mortgage currently accrues interest at 7.68%. The Company expects to refinance this obligation (see Note 7).

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS


The Company's aggregate debt service obligations at December 31, 2006 are shown in the following table:

The following chart is presented to assist the reader in analyzing Sustainable Systems' ability to fulfill its fixed debt service requirements of December 31, 2006 and Sustainable Systems' ability to meet such obligations:

Year                                                           Amount
---- ------------------------------------------------------------------
2007                                                       $  820,823
2008                                                        1,402,562
2009                                                          223,777
2010                                                          361,806
2011                                                           39,528
Thereafter                                                    417,141
                                                            ---------
Total minimum payments due under
 current and long-term obligations                          $3,265,637
                                                            ==========

5    RELATED PARTY TRANSACTIONS

Paul Miller, the President and Chief Executive Officer, is the sole Managing Member who owned 46.81% of Sustainable Systems as of December 31, 2006. As President, Mr. Miller was paid $63,333 in salary during the year ended December 31, 2006.

Neil Turnbull is the Plant Manager of the crush operation in Culbertson, MT. He was paid $85,000 in salary during the year ended December 31, 2006. Sustainable Systems and Mr. Turnbull entered into a Safflower Production Contract whereby Sustainable Systems agreed to purchase Mr. Turnbull's entire safflower crop production at a price of $0.14 per pound. The Company purchased $17,006 in seed crop from MR. Turnbull during the year ended December 31, 2006. Mr. Turnbull also is the owner of MTM Transport. Sustainable Systems uses MTM Transport to haul product for the plant. MTM Trucking was paid $27,728 in fees for the year ended December 31, 2006. The Company owed $5,102 for seed purchases at December 31, 2006.

David Bjornson, the Company's General Counsel, was an original Member who owned 5.12% of Sustainable Systems as of December 31, 2006. Mr. Bjornson is under retainer to provide corporate legal services to the Company. The Company incurred $36,453 in attorney fees from Mr. Bjornson during the year ended December 31, 2006. In November 2006, the Company issued 50,000 shares of membership interests to Mr. Bjornson in settlement of $48,050 in accrued legal fees. The Company owed $540 to Mr. Bjornson at December 31, 2006.

Mr. Scott Chaykin, was an original Member who owned 2.13% of Sustainable Systems as of December 31, 2006. Mr. Chaykin was been retained as a consultant to the Company and continues to provide financial and other corporate services. The Company incurred $25,000 in consulting fees from Mr. Chaykin during the year ended December 31, 2006. In November 2006, the Company issued 11,500 shares of membership interests to Mr. Chaykin in settlement of $11,052 in accrued consulting fees. The Company owed $24,448 to Mr. Chaykin at December 31, 2006.

David Max, the Company's Marketing and Sales Manager, was an original member who owned 9.95% of Sustainable Systems as of December 31, 2006. As Marketing and Sales Manager, Mr. Max was paid $21,000 in salary during the year ended December 31, 2006. On September 1, 2006, Sustainable Systems and Mr. Max entered into a Separation Agreement and Release under which Mr. Max will be paid a total of $18,000 in six installments of $3,000 each of final compensation. Mr. Max was paid $15,000 in the year ended December 31, 2006 under the Separation Agreement and Release.

Mr. John Sheldon, an original Member who owned 3.42% of Sustainable Systems as of December 31, 2006, was retained as a consultant to the Company for monthly fees of $2,000 in 2005. The Company incurred $6,000 in consulting fees from Mr. Sheldon during the year ended December 31, 2006. The consulting agreement was cancelled in March 2006. At December 31, 2006, the Company owed Mr. Sheldon $8,000 for consulting fees.

6    GOVERNMENT GRANTS

In November 2005, Sustainable Systems was awarded a $100,000 grant for the research and development of a hydraulic fluid technology from Montana grown oil seed crops from the Montana Board of Research and Commercialization Technology (MBRCT). The grant provides funding to the Company for the development or

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

commercialization of new technology resulting from the grant within the State of Montana. The Company agrees to use the funds to develop the hydraulic fluid project, and create the agro-economics necessary to begin processing linoleic safflower seed variety needed to produce the Company's BioSeal product. The original grant terminated on October 26, 2006 but was renewed for an additional year. The Company is required to provide to the MBRCT quarterly financial statements and progress reports. As of December 31, 2006, the Company had received $50,000 in grant funds and incurred $35,549 in grant expenditures ($33,706 in current year recorded as grant revenue), resulting in deferred grant revenue of $14,451 at December 31, 2006.

In November 2005, Sustainable Systems was awarded a $100,000 grant from the Montana Department of Commerce under a Workforce Investment Act contract. Under the contract, the Company may use the funds to train up to twenty employees over a twenty-four month period beginning September 21, 2005 and ending August 21, 2007 to help train workers in workplace orientation, job-specific development, workplace safety and workplace production. For the year ended December 31, 2006, the Company incurred $82,428 in reimbursable grant expenditures, which were recorded as grant revenues for the year then ended.

In May 2005, one of the Company's current creditors, Great Northern Development Corporation ("GNDC"), was granted $50,000 from the Montana Department of Agriculture under the Montana Growth Through Agriculture (GTA) Program to obtain consulting services to provide permit, design and engineering support for new oil-seed crush equipment at the plant in Culbertson, MT. The plant was owned at the time by Sheridan Electric Co-op and later purchased by the Company (see Note
4). In May 2006, GNDC hired contractors for the related consulting and engineering services under the GTA grant. During 2006, as a sub-recipient of the grant funds, the Company utilized the funds to offset $10,000 for services incurred and $40,000 for fees and other expenses related to the demolition of the existing solvent plant. In addition, the Northwest Trade Adjustment Assistance Center ("NWTAAC") contracted with the engineers and sub-contractors on the work performed and agreed to pay up to $18,474 of the costs under the contract. NWTAAC paid $17,474 to the engineers and sub-contractors on behalf of the Company during the year ended December 31, 2006.

On September 28, 2006, Sustainable Systems, was awarded a $700,000 Workforce Innovation in Regional Economic Development (WIRED) grant from the Montana Department of Commerce (MDOC). The grant contract was executed in February 2007. This grant reimburses the Company for expenses related to training employees in gaining skills and competencies needed to obtain or upgrade employment skills in high growth industries or economic sectors. The Company is required to provide to the MDOC detailed documentation regarding the projected training costs, a hiring and training plan as well as a commitment to provide the resources necessary for the completion of the training project. Sustainable Systems will not obligate or utilize funds for any activities provided for by the grant until the Company submits evidence to MDOC showing evidence of the firm commitment of the other resources necessary for the completion of the project per the WIRED application that was approved by MDOC. All project funding had to be fully committed and available and the project had to be ready to proceed within nine months of the award of the grant (in April 2007). MDOC will evaluate Sustainable System's progress a year from the contract date.

7    COMMITMENTS AND CONTINGENCIES

Sustainable Systems and Sheridan Electric Co-op signed an Installment Sale and Purchase Agreement on September 30, 2005. Under the agreement, the Company acquired $1,913,185 of property, plant and equipment by application of $192,286 in deposits paid and the assumption of $1,720,899 in installment debt equal to the mortgage obligation of the seller, which must be fully paid off or refinanced by the Company by the end of the primary term (through October 31, 2006 or the end of any additional option periods. Sustainable Systems occupied the plant on October 1, 2005. To ensure payment of the installment debt, the deposits paid by the Company are non-refundable and the seller shall not deliver title to the premises and the personal property until the debt is fully paid off or refinanced. In 2006 and under the terms of the Installment Sale and Purchase Agreement, Sustainable Systems exercised two three month option periods to extend the refinance period to September 30, 2007. On September 23, 2007 Sustainable Systems and Sheridan Electric Co-op executed a letter agreement extending the refinancing period to December 31, 2007. On November 7, 2007 Sustainable Systems, LLC executed a letter agreement extending the refinance period to March 31, 2008. All the terms and conditions under the Installment Sale and Purchase Agreement remain as is under the extended refinance periods.

In mid-2005, a significant wind storm caused damage to the plant that the Company purchased in October 2005. The Company received insurance proceeds of $27,383 during the year ended December 31, 2006 due to the property losses incurred. The funds were deposited into the Company's account and First Community Bank and are restricted

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

for use in repair and replacement of the damaged property. The balance in restricted cash at January 1, 2006 was $63,585. The Company incurred $69,855 in expenditures during the year, causing this amount of cash to be released from restrictions. Restricted cash at December 31, 2006 was $21,113.

On November 8, 2005 the Company entered into a six month Tenant Lease Agreement with the Montana Technology Enterprise Center (MonTECH) for property located at 1121 East Broadway, Suite #107, Missoula, Montana for 290 square feet of space. The lease ended on May 31, 2006 and was for six payments of $385. The remaining rents for the year ended December 31, 2006 were incurred on a month-to-month basis for the same amount. The lease may be renewed at the discretion of the Landlord for a period not to exceed 24 months unless additional renewals are authorized by the MonTECH Board of Directors. Subsequent to year-end, the monthly lease amount was increased (see Note 10).

In September 2006, a license agreement between the company that formerly occupied the plant in Culbertson, MT, Montola Growers, Inc., and Montana State University was assigned to the Company. The license relates to planting seed varieties that the Company has the right to market, and the related trade names. The license rights were assigned for no additional consideration. The Company is obligated for royalty payments beginning in 2006 and license maintenance fees beginning in 2008.

On September 13, 2006, GS AgriFuels Corporation ("GS AgriFuels") entered into a financing agreement with Sustainable Systems whereby GS AgriFuels would invest a total of $3,000,000 into the Company for approximately a 20% stake in the Company. As of March 6, 2007, they had acquired an approximately 15% interest in the Company through advances of $2,000,000 (see Note 10).

8    INCOME TAXES

Sustainable Systems, LLC is a limited liability company. As such, income taxes are passed through to the members. As a result, Sustainable Systems, LLC does not record any tax asset or income tax liability.

9      MEMBERSHIP INTERESTS

During the year ended December 31, 2006, the Company settled $113,269 in debt by issuance of membership interests ($54,167 settled with Preferred Class B shares
- see below: $59,102 for related party debt - see Note 5). In addition, the Company issued $125,000 in membership interests for services to be performed. At December 31, 2006, $19,097 was the prepaid portion of this equity-based compensation.

At December 31, 2006, membership interests consisted of Preferred Class A shares of membership interests, Preferred Class B shares of membership interests and regular membership interests. The Preferred Class A and Class B members are entitled to a priority distribution in liquidation over any other members other than other preferred members admitted in the future, and are entitled to a cumulative preferred return of 5% on unreturned capital.

10   SUBSEQUENT EVENTS

In January 2007, the note payable to Great Northern Development 0336 was modified to provide for a reduction in the minimum monthly payments on the note from $17,502 to $7,500 beginning in January 2007. The accumulated interest and principal is still due at maturity.


Also in January 2007, the Company entered into a revolving line of credit with First Community Bank for up to $300,000. Outstanding balances will bear interest at prime plus 2% and this credit facility had a maturity date of April 1, 2007.

On February 5, 2007, the Company entered into an inventory financing agreement for $1,800,000 with American State Bank. The Agreement allows American State Bank a security interest in all inventory and any accounts acquired after the agreement was signed. The Agreement accrues interest at a rate of 10% per annum, with a default interest rate of prime plus 6%. Monthly payments consist only of interest as of June 30, 2007 and Sustainable began making payments toward the principal in May 2007. All amounts of principal and interest remaining were due on September 1, 2007 and have been paid in full.

In February 2007, the Company issued a warrant for the purchase of 100,000 LLC membership interests. The exercise price was $0.96102 per share. These warrants were exercised prior to the merger with GS AgriFuels (see below).

On February 9, 2007, Sustainable Systems, LLC paid off the note payable with First Community Bank in the amount of $500,000.

                            SUSTAINABLE SYSTEMS, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

On March 6, 2007, members of Sustainable Systems, LLC converted their membership interests in Sustainable

Systems, LLC, on a one for one basis, to common stock in Sustainable Systems, Inc. Concurrently, on March 6, 2007, GS AgriFuels completed the acquisition of the remaining approximately 85% of the outstanding capital stock of Sustainable Systems, Inc. Sustainable Systems, Inc. was incorporated in Montana on April 2, 2007. Upon the close of the transaction, Sustainable Systems, LLC became a pass through sole member LLC with Sustainable Systems, Inc. as the sole member and with Sustainable Systems, Inc. as a wholly owned subsidiary of GS AgriFuels, Inc. At the time of close there were three warrant holders of record in Sustainable Systems, LLC. At the time of closing, two of these warrant holders exercised their rights to convert warrants for membership interests in Sustainable Systems, LLC to common stock in Sustainable Systems, Inc. The total negotiated purchase price was $12,657,093, to be paid as follows: $100,000 in a short term note payable, notes payable issued to the sellers for $1,900,000, two convertible debenture issued to the sellers totaling $7,104,018, and $3,553,075 in GS AgriFuels' common stock at an agreed upon fair value of $4.50 per share. The $1.9 million note is due upon the completion and commissioning of Sustainable's current plant expansion. The two $3.55 million debentures are due on the first anniversary of the closing and the second anniversary of the closing, respectively.

In May 2007, the minimum rent on the Missoula office was increased to $421 per month.

On June 4, 2007, Sustainable Systems, Inc. issued an unsecured demand promissory note in the amount of $250,000 with Sheridan Electric Co-op in exchange for the same amount of pre-existing accounts payable to the holder. The note accrues interest at a rate of 6% per annum. Monthly payments are due in the amount of $1,500 starting June 1, 2007 and shall continue until March 1, 2010.

On January 18, 2008, Sustainable Systems and Northland Networks Inc. ("Northland") signed a Summary of Proposed Loan Terms letter whereby Northland will use their best efforts to obtain financing to be used to refinance the installment debt (See Note 4) as well as providing funding for the expansion of the Montola facility. Under the proposal, Northland proposes to provide a note payable of approximately $9.8 million. The note would be comprised of a real estate note payable and an equipment note payable. The real estate note would accrue interest at prime plus 2% for the first year, interest would be fixed at prime plus 1.5% for the next 4 years and have a fixed rate of prime plus 1.5% for the remaining term The equipment note would accrue interest at prime plus 1.5% for the first year, interest would be fixed at prime plus 1.5% for the next 4 years and have a fixed rate of prime plus 1.5% for the remaining term. The notes would be guaranteed by various assets of the Company to be determined later.

                    GS AGRIFUELS CORPORATION AND SUBSIDIARIES
                     PRO-FORMA COMBINED FINANCIAL STATEMENTS

The Unaudited Pro-Forma Combined Statement of Operations of the Company for the year ended December 31, 2006 (the "Pro-Forma Statement of Operations") and the Unaudited Pro-Forma Combined Balance Sheet of the Company as of December 31, 2006 (the "Pro-Forma Balance Sheet") and together with the Pro-Forma Statement of Operations (the "Pro-Forma Combined Financial Statements"), have been prepared to illustrate the effect of the acquisition of Sustainable Systems, Inc. (fka Sustainable Systems, LLC) on March 6, 2007 as if such transaction took place on January 1, 2006. The Pro-Forma Combined Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro-Forma Combined Financial Statements should be read in conjunction with the historical financial statements of the Company.

On March 6, 2007, GS AgriFuels completed the acquisition of the remaining approximately 85% of the outstanding capital stock of Sustainable Systems, Inc. The total negotiated purchase price was $12,657,093.

The Pro-Forma Combined Balance Sheet is that of the Company at December 31, 2006 and the Pro-Forma Combined Statement of Operations is that of the Company for the year ended December 31, 2006.


                    GS AGRIFUELS CORPORATION AND SUBSIDIARIES
                             PRO-FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 2006

                                                                                    Sustainable
                                                                   GS AgriFuels       Systems
                                                                  Corp. Historical    Historical      Pro Forma       Pro Forma
                                                                         Data            Data        Adjustments        Balances
                                                                  ---------------- --------------- ---------------- -------------
ASSETS:
Current Assets:
  Cash ..........................................................   $  1,006,672   $    167,670    $        --     $  1,174,342
  Accounts Receivable ...........................................         52,230        192,098             --          244,328
  Loans Receivable - affiliate ..................................        568,958           --               --          568,958
  Inventory .....................................................        846,337      2,962,405             --        3,808,742
  Escrow deposits ...............................................        220,000           --               --          220,000
  Other deposits ................................................        177,478           --               --          177,478
  Other deposits - related party ................................        222,373           --               --          222,373
  Prepaid expenses ..............................................           --           74,993             --           74,993
  Other current assets ..........................................         92,508           --               --           92,508
   Other current assets - related party .........................         38,304         23,417             --           61,721
                                                                    ------------   ------------    -------------   ------------

    Total Current Assets ........................................      3,224,860      3,420,583             --        6,645,443

Property, plant and equipment ...................................           --        3,204,767             --        3,204,767
                                                                     -----------   ------------    -------------   ------------

Other assets:
  Investment in unconsolidated subsidiary at cost ...............      4,501,324           --      (2,000,000)c       2,501,324
  Investment in Sustainable Systems .............................           --             --       9,104,018a              --
                                                                            --             --        3,553,075b             --
                                                                            --             --      (12,657,093)c            --
  Deferred financing fees, net ..................................      2,010,025          8,584             --        2,018,609
  Intangible assets, net ........................................     14,343,288           --               --       14,343,288
  Goodwill ......................................................      5,453,816           --      13,428,565c       17,882,381
  Restricted cash ...............................................           --           21,113             --           21,113
  Other assets - related party ..................................         97,683           --               --           97,683
                                                                    ------------   ------------    -------------   ------------
      Total Other Assets ........................................     26,406,136         29,697       11,428,565     37,864,398
                                                                    ------------   ------------    -------------   ------------

TOTAL ASSETS ....................................................     29,630,996      6,655,047       11,428,565     47,714,608
                                                                    ============   ============    =============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts Payable ..............................................        399,325      2,070,079             --        2,469,404
  Accounts payable - related party ..............................        373,106           --               --          373,106
  Accrued expenses ..............................................         47,773         32,911             --           80,684
  Accrued interest ..............................................        648,910         43,443             --          692,353
  Accrued interest - related party ..............................         29,818           --               --           29,818
  Customer deposits .............................................      1,654,750           --               --        1,654,750
  Due to related party ..........................................        304,819           --               --          304,819
  Deferred grant revenue ........................................           --           14,451             --           14,451
  Installment debt - current ....................................           --          243,395             --          243,395
  Notes payable - current .......................................     10,059,875        577,428    2,000,000a        12,637,303
  Convertible debentures ........................................           --             --      3,552,005a         3,552,005
  Convertible debentures - related party (net of discount)               276,602           --               --          276,602
                                                                    ------------   ------------    -------------   ------------
      Total current liabilities .................................     13,794,978      2,981,707        5,552,005     22,328,690
                                                                    ------------   ------------    -------------   ------------
  Installment debt, net of current ..............................           --        1,195,448             --        1,195,448
   Return on investment note payable, net of current ............           --          124,052             --          124,052
   Note payable, net of current .................................           --        1,125,312             --        1,125,312
   Long term convertible debenture - (net of discount) ..........     19,407,671           --          3,552,013a    22,959,684
                                                                    ------------   ------------    -------------   ------------
        Total long term liabilities .............................     19,407,671      2,444,812        3,552,013     25,404,496
                                                                    ------------   ------------    -------------   ------------

TOTAL LIABILITIES ...............................................     33,202,649      5,426,519        9,104,018     47,733,186
                                                                    ------------   ------------    -------------   ------------

                                                                                    Sustainable
                                                                   GS AgriFuels       Systems
                                                                  Corp. Historical    Historical      Pro Forma       Pro Forma
                                                                         Data            Data        Adjustments       Balances
                                                                  ---------------- --------------- ---------------- -----------
Stockholders' deficiency:
  Preferred Stock, par value - $0.0001
    Series A convertible preferred stock,par value - $0.0001
     400,000 shares authorized, 37,350 shares
     issued and outstanding .....................................              4            --             --                4
  Common Stock, par value - $0.0001
    100,000,000 shares Authorized, 29,007,072 shares
      issued and outstanding ....................................          2,822            --             79 b          2,901
  Members' equity ...............................................           --         1,116,086   (1,116,086)c           --
  Additional paid-in capital ....................................      1,846,715         112,442     3,552,996b           --
                                                                            --              --       (112,442)c      5,399,711
  Retained earnings (deficit) ...................................     (3,154,850)           --             --       (3,154,850)
  Deficit accumulated in the development stage ..................     (2,266,344)           --             --       (2,266,344)
                                                                    ------------    ------------   ------------   ------------
      Total stockholders' equity (deficit) ......................     (3,571,653)      1,228,528      2,324,547        (18,578)
                                                                    ------------    ------------   ------------   ------------
TOTAL LIABILITIES & STOCKHOLDERS'
DEFICIENCY ......................................................   $ 29,630,996    $  6,655,047   $ 11,428,565   $ 47,714,608
                                                                    ============    ============   ============   ============



The following unaudited pro forma adjustments relate to the acquisition as if it had occurred as of December 31, 2006.

     a. This adjustment represents the indebtedness incurred in connection with the acquisition as follows:

         Issuance of convertible debenture to seller ...........................   $  7,104,018
         Issuance of short term note payable to seller .........................        100,000
         Issuance of note payable to seller ....................................      1,900,000
                                                                                   ------------
          Total debt ...........................................................   $  9,104,018

         The convertible debentures bear interest at the rate of 5% per year.
         The $3,552,005 debenture is due March 26, 2008. The $3,552,013 debenture is due March 26, 2009. The short term note payable is due on demand. The note payable bears interest at the rate of 5% per year. The note is due upon the completion and commissioning of Sustainable's current plant expansion which is expected to be completed in the first quarter of 2008.

     b. This adjustment represents the common stock that was issued at an agreed upon fair value of $4.50 per share in connection with the acquisition as follows:

          Issuance of common stock .............................................   $  3,553,075

     c. The following represents the allocation of the purchase price to the acquired assets and assumed liabilities of the acquired company and is for illustrative purposed only as of December 31, 2006.

         Issuance of convertible debentures to seller ..........................   $  7,104,018
         Issuance of short term note payable to seller .........................      1,900,000
         Issuance of notes payable to seller ...................................        100,000
         Issuance of common stock to seller ....................................      3,553,075
                                                                                   ------------
                                                                                     12,657,093
         Fair value of net liabilities acquired ................................        771,472*
                                                                                   ------------

         Excess purchase price to be allocated
         to intangible assets ..................................................   $ 13,428,565
                                                                                   ============


*Note - Calculated as follows:

Members equity, Sustainable Systems - December 31, 2006 ........................   $  1,228,528
Less:  Cash investments in Sustainable Systems by
  GS AgriFuels as of December 31, 2006 .........................................     (2,000,000)
                                                                                   ------------

Fair value of net liabilities acquired .........................................   $   (771,472)

                    GS AGRIFUELS CORPORATION AND SUBSIDIARIES
                           PRO-FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2006

                                                GS AgriFuels   Sustainable
                                                    Corp        Systems
                                                Historical     Historical     Pro-Forma          Pro-Forma
                                                   Data          Data        Adjustments           Results
                                                ----------------------------------------------------------

Revenues ...................................   $    52,230    $ 3,524,610    $         --       3,576,840
Cost of revenues ...........................        32,505      3,671,025              --       3,703,530
                                               -----------    -----------    --------------   -----------
Gross profit ...............................   $    19,725    $  (146,415)   $         --     $  (126,690)

Operating expenses:

Amortization of technology .................       356,712           --                --         356,712
Selling, general and administrative expenses     1,028,541      1,069,856              --       2,098,397
                                               -----------    -----------    --------------   -----------

Total operating expenses ...................     1,385,253      1,069,856              --       2,455,109
                                               -----------    -----------    --------------   -----------
Operating loss .............................   $(1,365,528)   $(1,216,271)   $         --     $(2,581,799)

Other income (expense):
Amortization of financing fees .............      (230,200)        (1,000)             --        (231,200)
Grant income ...............................          --          116,135              --         116,135
Gain on sale ...............................          --              (80)             --             (80)
Miscellaneous income .......................          --           12,592              --          12,592
Interest income ............................          --            1,576              --           1,576
Change in value of derivative ..............       104,657           --                --         104,657
Interest expense ...........................    (1,027,657)      (214,737)             --      (1,242,394)
Interest expense - related party ...........       (29,819)          --            (450,201)a    (480,020)
                                               -----------    -----------    --------------   -----------

Total other income (expense) ...............    (1,183,019)       (85,514)         (450,201)   (1,718,734)
                                               -----------    -----------    --------------   -----------

Income (loss) before income tax provision ..    (2,548,547)    (1,301,785)         (450,201)   (4,300,533)
                                               -----------    -----------    --------------   -----------

Provision for income taxes .................          --             --                --            --
                                               -----------    -----------    --------------   -----------

Net income (loss) ..........................   $(2,548,547)   $(1,301,785)   $     (450,201)  $(4,300,533)
                                               ===========    ===========    ==============   ===========
Earnings (loss) per share ..................   $     (0.39)                                   $     (0.58)

Weighted average common shares outstanding,
     basic and diluted .....................     6,527,486                                      7,394,154


Unaudited Pro Forma Condensed Combined Statement of Operations December 31, 2006

The following adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 relate to the acquisition as if it had occurred as of September 30, 2006.

a. This adjustment represents the interest expense on the new convertible debenture and notes payable issued in connection with the acquisition. An interest rate of 5% per year on the convertible debentures, assuming the debts were outstanding as of January 1, 2006. An interest rate of 5% per year on the note payable, assuming the debts were outstanding as of January 1, 2006. The calculation assumes that the $100,000 demand note was repaid on January 1, 2006.